SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 24, 2026

Nutriband, Inc.

Nevada	000-40854	81-1118176
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 S. Orange Ave. Suite 1500 Orlando, Florida	32801
(Address of Principal Executive Offices)	(Zip Code)

(407) 377-6695

Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NTRB	The Nasdaq Stock Market LLC
Warrants	NTRBW	The Nasdaq Stock Market LLC

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s 2026Annual Meeting of Stockholders was held on January 24, 2026, in Orlando, Florida. At the meeting five proposals were on the agenda for approval by the Company’s stockholders: election of seven directors, ratification of the engagement of Sadler, Gibb & Associates, LLC as the Company’s independent audit firm for fiscal 2025 and approval of the Company’s Amendment to its Articles of Incorporation to increase the number of shares of the Company’s Preferred Stock authorized for issuance from 10,000,000 shares to 2o0,000 shares. In addition, the non-binding “say on pay” vote on approval of executive compensation and the “say on frequency” vote on the frequency of the say on pay vote were voted on by the stockholders. The results of the stockholder votes on each of these proposals is set forth below.

At the 2025 Annual Meeting, the stockholders elected the seven candidates nominated by the Company’s Board of Directors to serve as directors for one-year terms, each until his or her successor is duly elected and qualified.

The table below presents the results of the shareholder votes at the Company’s 2025 Annual Meeting on the election of seven directors, the ratification of the selection of the Company’s audit firm for 2024, the Company’s Amendment to its Articles of Incorporation to increase the number of shares of Preferred Stock authorized for issuance from 10,000,000 shares to 20,000,000 shares, and the votes on “say on pay” on executive compensation and “say on frequency” of the shareholder say on pay votes.:

Following the completion of the shareholder meeting, the Board of Directors, at its Annual Meeting, elected the following two new directors to the Company’s Board of Directors, to serve and hold office until the next annual meeting of stockholders, or until their earlier resignacingn or removal from office.

Alessandro Puddu, age 42, is an Italian Chartered Accountant and Statutory Auditor with a practice of audit, corporate advisory and financial reporting for industrial groups and listed companies. He advises companies on tax and corporate matters, company valuations, extraordinary corporate transactions and IAS/IFRS reporting, including consolidated financial statements. At the beginning of his career, he worked at PricewaterhouseCoopers as a Senior Auditor, reviewing Italian and multinational companies operating in various industrial sectors and is.enrolled in the Italian Register of Chartered Accountants (Dottori Commercialisti), the Register of Statutory Auditors held by the Italian Ministry of Economy and Finance, and the Register of Crisis & Insolvency Practitioners, and he has a Master’s Degree in Economics and Management.

Viorica Carlig, age 50, has been the manager of TII Jet Services LDA, an aircraft service company, and has professional management experience for a substantial period in the management and growth of companies in the aircraft industry and as well in the industry’s regulatory compliance requirements. She received Ph.D. in Economics in 1999, and a Masters Degree in Business Administration from the Bucharest Academy of Economic Studies in 2006 and 1999, respectively. She further received Bachelor Degrees in Law and Commerce from the University of Bucharest and the Bucharest Academy of Economic Studies, in 2002 and 1998, respectively.

Nutriband Shareholder Meeting - 01/24/26	Total Votes	10,740,961	88.22%	% of Total Shares

Director Nominations - #1 through #7	Name	Votes For	Votes Abstain	Non-Vote	% of Total Shares For
1	Gareth Sheridan	10,708,499	32,462	1,433,922	87.96%
2	Serguei Melnik	10,718,645	22,316	1,433,922	88.04%
3	Mark Hamilton	10,522,345	218,616	1,433,922	86.43%
4	Radu Bujoreanu	10,538,426	202,535	1,433,922	86.56%
5	Irina Gram	10,694,869	46,092	1,433,922	87.84%
6	Stefani Mancas	10,536,442	204,519	1,433,922	86.54%
7	Sergei Glinka	10,704,114	36,847	1,433,922	87.92%

	Votes For	Votes Against	Votes Abstain	Non Vote	% of Total Shares For
#2 - Ratify the selection of Sadler Gibb & Associates as Nutriband’s independent auditor for 2025	10,663,780	75,686	1,495	1,433,922	87.59%
#3 - Adopt and aprove the Company’s Amendment to its Articles of Incorporation that would increase the number of authorized preferred shares from 10,000,000 to 20,000,000	10,500,777	239,819	365	1,433,922	86.25%
#4 - Advisory aproval of executiver compensation	10,686,835	48,560	5,566	1,433,922	87.78%

	Every 1 Year	Every 2 Years	Every 3 Years	Votes Abstain	Non Vote	% of Total Shares For
#5 -Advisory vote on the frequency of the advisory vote on executive compensation	10,612,109	4,038	36,234	88,580	1,433,922	87.16%

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

NUTRIBAND, INC.

Date: February 3, 2026	By:	/s/ Gareth Sheridan
Gareth Sheridan
Chief Executive Officer

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